EXHIBIT 10.1

Dated August17, 2009

between

Guangzhou Termbray Electronics Technology Co., Ltd

as Borrower

and

China Construction Bank Guangzhou Economic and Technological

Development District Branch

as Lender

CREDIT FACILITY CONTRACT

This Credit Facility Contract (the “Contract”) is entered into

BY AND BETWEEN

Guangzhou Termbray Electronics Technology Co., Ltd, located at 888 Jiu Fu West Road, Jiu Long Town, Luo Gang District, Guangzhou P.R.C. 510555 with Mr. Daniel J. Weber as its legal representative (or principal officer) and its fax number 020-8781-1571 and its telephone number 020-8749-0139 (“Party A”);

and

CHINA CONSTRUCTION BANK Guangzhou Economic and Technological Development District BRANCH, located at 302 Zhi Cheng Ave. Guangzhou Economic and Technological Development District, Guangzhou P.R.C. 510730 with Mr. Qili Li as its principal officer and its fax number being 020-822-1427 and its telephone number being 020-8222-427 (“Party B”).

WHEREAS

(1)	Party A wishes to apply to Party B for credit facilities, and Party B agrees to grant to Party A such credit facilities.

(2)	NOW THEREFORE upon consultation in accordance with applicable laws and regulations, both parties hereto agree as follows:

1.	CREDIT FACILITY

1.1	Party B shall provide to Party A a credit facility in an amount up to RMB 200,000,000 (the “Credit Facility”).

The Credit Facility referred hereto is the maximum available principal amount of the RMB loans that may be granted by Party B to Party A at any specific time within the Availability Period.  Party A may utilize the Credit Facility within the Availability Period on a revolving basis.  Regardless of the number of drawdowns and the amount of each loan, Party A may make consecutive applications for loans as long as the total amount of the unpaid principal hereunder does not exceed the Credit Facility; provided, however, that the aggregate of the loan amount Party A is applying for and the loan amount that remains unpaid by Party A hereunder may not exceed the Credit Facility.

The Credit Facility loan referred hereto means any loan drawn by Party A utilizing the Credit Facility pursuant hereto.

2.	AVAILABILITY PERIOD OF CREDIT FACILITY

2.1
The availability period of the Credit Facility shall commence on date of signing of this Contract and end on June 30, 2010 (the “Availability Period”). The expiration date of each loan drawn during the Availability Period shall not be subject to the expiration of the Availability Period.

When the Availability Period expires, any Credit Facility which has not been utilized shall be cancelled automatically.

The term of each individual loan means the period commencing on the drawdown date of such loan and ending on the agreed repayment date.

3.	UTILIZATION OF CREDIT FACILITY

3.1
During the Availability Period, Party A may make application for a loan as needed within the limit of the Credit Facility. The parties shall undergo relevant procedures.  The Drawdown Notification for each loan shall govern the amount, interest rate, term and purpose of such loan.

3.2
If a security provider has performed its security obligations in accordance with a security contract, the Credit Facility shall be reduced by an amount equal to the principal amount with respect to which the security provider has performed such security obligations.

3.3	The amount of loan that Party A applies for each time shall be not less than RMB 5000,000 and the tenor shall be not less than 10 days or more than 12 months.

4.	INTEREST RATE ON THE LOAN, DEFAULT INTEREST RATE, INTEREST CALCULATION AND SETTLEMENT

4.1	Interest Rate on the Loan ( the “Loan Rate”)

The interest rate on each loan hereunder shall be an annual rate and shall be 10 % below (the “Floating Percentage”) of the Base Rate. The Loan Rate shall, during the period between the date when interest commences to accrue (the “Interest Commencement Date”) and the date when all the principal amount and interest accrued thereon have been fully repaid, be adjusted once every month in accordance with the Base Rate on the interest rate adjustment date and the Floating Percentage. The interest rate adjustment date shall be a date corresponding to the Interest Commencement Date in the month when such interest rate is adjusted. If there is no such a date corresponding to the Interest Commencement Date in such month, interest rate adjustment date shall be the last day of such month.

4.2	Default Interest Rate

The default interest rate on each loan hereunder shall be calculated as follows:

(1)
If Party A does not use the loan amount hereunder for purposes as agreed (“Misappropriation”), the penalty interest rate on such loan amount shall be 50% above the Loan Rate. If the Loan Rate is adjusted according to Article 4.1 hereof, the default interest rate shall be adjusted in accordance with the adjusted Loan Rate and the upward floating  percentage set out in this Article 4.2(1).

(2)
The default interest rate on overdue loan amount shall be 30% above the  Loan Rate. If the Loan Rate is adjusted according to Article 4.1 hereof, such default interest rate shall be adjusted in accordance with the adjusted Loan Rate and the upward floating percentage set out in this Article 4.2(2).

(3)
If Misappropriation and overdue payment occur concurrently, the default interest shall be calculated and compounded in accordance with the higher of the two default interest rates provided for in Articles 4.2(1) and 4.2(2) herein.

4.3
At the time of drawdown of each individual loan, the parties may agree on the Loan Rate and default interest rate in the Drawdown Notification, or may otherwise opt to use the Loan Rate and the default interest rate provided herein. If the parties fail to reach agreement regarding the interest rate, Party B has the right to refrain from releasing such loan.

4.4	In the event the Loan Rate or the default interest rate stipulated in the drawdown notice is different from those provided herein, the rate stipulated in the Drawdown Notification shall prevail.

4.5	The Interest Commencement Date provided in Article 4 refers to the date on which the principal of each individual loan have been deposited into the bank account designated by Party A.

4.6
The Base Rate provided in Article 4 means the lending interest rate quoted by the People’s Bank of China (the “PBOC”) for loans with the same tenor and within the same category. If the PBOC no longer publishes such lending interest rate, the Base Rate shall mean, unless agreed otherwise between the parties, the lending interest rate with the same tenor and within the same category generally accepted by the banking industry or an interest rate commonly used for a loan with the same tenor and within the same category.

4.7
The loan interest shall commence to accrue as of the date when the proceeds of such loan have been deposited into the bank account designated by Party A. Interest on the loan shall be computed daily with the daily interest rate equal to 1/360 of the annual interest rate. If Party A fails to pay interest on the interest settlement date as provided herein, the interest shall be compounded as of the date immediately following the applicable interest settlement date.

4.8	Interest Settlement

4.8.1
For a loan subject to a fixed interest rate, the interest accrued thereon shall be calculated in accordance with the agreed fixed interest rate. For a loan subject to a floating interest rate, the interest accrued thereon shall be calculated in accordance with the interest rate determined for each interest rate floating period. If the interest rate has been adjusted more than once during a single interest settlement period, the interest during each interest rate floating period shall be calculated first and the total interest accrued during such interest settlement period shall be the aggregate amount of all the interest accrued during each interest rate floating periods within such interest settlement period.

4.8.2	The interest accrued on the loans hereunder shall be settled in accordance with (2) of the following:

(1)	on a monthly basis and the interest settlement date shall be the 20th day of each month;

(2)	on a quarterly basis and the interest settlement date shall be the 20th day of the last month of the relevant quarter;

(3)	other method: ___________________[Intentionally Left Blank]

5.	FACILITY ADMINISTRATION FEE

5.1 Party A shall pay Party B a facility administration fee in an amount of Zero within ______ [Intentionally Left Blank] working days after the execution of the Contract.

6.	ADVANCE AND DRAWDOWN

6.1	Application for Drawdown

If Party A plans to draw any amount under the Contract, it shall submit a application for drawdown to Party B in advance. In particular, the application for drawdown of an individual loan in an amount exceeding RMB10,000,000 shall be submitted five working days in advance.  Party B shall decide whether to advance such loan to Party A within three working days after receiving Party A’s application  for drawdown.

6.2	Conditions Precedent to Advance

Unless Party B waives all or part of the following conditions, Party B shall not be obligated to advance any loan unless the following conditions continuously remain satisfied:

(1)	Party A has completed all the approval, registration, delivery, insurance and other statutory procedures in relation to the loans hereunder;

(2)	the security has become and remains effective, if a security is established for the Contract;

(3)	Party A has opened the bank accounts for drawdown and debt service purposes as Party B requests;

(4)	Party B has received and approved Party A’s drawdown application after review thereof;

(5)	Party A has paid to Party B the facility administration fee if required hereunder;

(6)	Party A has not triggered any event of default hereunder or any event that may adversely impact Party B’s rights as a creditor;

(7)	the advance to be made by Party B is not prohibited or restricted by any laws, regulations, rules or competent authorities; and

(8)	other conditions ___________________[Intentionally Left Blank].

7.	REPAYMENT

7.1	General Principles for Repayment

Party B has the right to apply Party A’s repayment first towards  payment of any expenses which shall be borne by Party A as provided hereunder but has been advanced by Party B and the expenses incurred by Party B for realizing its creditor’s rights. Party B shall apply the balance of such repayment in the order of interest first and then principal adhering to the principle that the interest shall be fully repaid concurrently with the repayment in full of all the principal amounts.

If for any loan the principal has become overdue for more than ninety days, or the interest has become overdue for more than ninety days, or as otherwise provided by the laws, regulations or rules, Party B may first apply Party A’s repayment towards those expenses set out in the first paragraph of this article. Then Party B may apply the balance of such repayment towards payment in the order of principal first and then interest.

7.2	Payment of Interest

Party A shall pay due interest to Party B on the interest settlement date. The first interest payment date shall be the first interest settlement date after the advance of a loan. All the interest and principal amounts outstanding shall be paid in full on the last repayment date.

7.3	Schedule for Repayment of the Principal

Party A shall repay the principal amounts in accordance with the repayment schedule set forth in the relevant drawdown notice.

7.4	Repayment Method

Party A shall deposit sufficient amount into its bank account at Party B before the repayment date provided hereunder and transfer such amount to repay the loan (Party B may also debit such amount from such account to repay the loan), or transfer such amount from another bank account of Party A to repay the loan.

7.5	Prepayment

Party A may prepay the principal in full or in part upon approval by Party B of a written application submitted to Party B ___ [Intentionally Left Blank] working days in advance.

The interest accrued on the principal to be prepaid shall be calculated on the basis of the actual number of days lapsed and the Loan Rate provided in Article 4 hereof.

Where Party B approves the prepayment by Party A, Party B has the right to charge Party A a compensation fee in an amount to be determined in accordance with the (1) of the following methods:

(1)
compensation fee=amount of the principal prepaid × number of  months remaining until the scheduled repayment date(the “Remaining Period”)× 0%; provided, however, that the part of the Remaining Period that falls short of a month shall be calculated as a full month; or

(2)	_____________________________[Intentionally Left Blank].

If Party A is obligated to repay the loan in installments and prepay part of the principal, the prepaid amount shall be applied in the reverse order of the repayment schedule. After partial prepayment, the outstanding loan shall still be subject to the Loan Rate provided herein.

8.	PARTY A’S RIGHTS AND OBLIGATIONS

8.1	Party A’s Rights

Party A has the rights to:

(1)	apply to Party B for drawing the loan in accordance with this Contract;

(2)	utilize the loans for the purposes provided for hereunder;

(3)
require Party B to keep confidential the relevant financial information and manufacturing and operating trade secrets furnished by Party A except provided otherwise by law, regulations and rules, or required otherwise by the competent authorities, or agreed otherwise between the both parties;

(4)
reject Party B or its employees asking for bribes; it has the right to lodge complaint with the competent authority about such misconduct and any other act of Party B that may violate the laws and regulations relating to the lending interest rate and service charges.

8.2	Party A’s Obligations

(1)	Party A shall draw the loans and repay the principal and interest in full and bear the expenses and fees in accordance with this Contract;

(2)
Party A shall provide its financial, manufacturing and operating information as the Party B requests.  Party A shall provide to Party B the quarterly balance sheet and the profit and loss statement (or the income and expenditure statement, if Party A is a public institution) on or before the 15th working day of the first month of each subsequent quarter, and shall provide the annual cash flow statement at the end of each year in a timely fashion. Party A shall be responsible for the accuracy, completeness and validity of the information it provides, and shall not provide false information or conceal material facts with respect to its financial and operation status;

(3)
In case of any change in Party A’s name, legal representative (or principal officer), registered address, business scope, registered capital, articles of association or any other registration with industrial and commercial authority, Party A shall notify Party B in writing of the same and shall provide relevant documents within ten (10) working days thereafter;

(4)
Party A shall utilize the loans in accordance with the purposes as provided herein, and shall not misappropriate the loans, or utilize the loans to carry out any transactions in violation of the laws and regulations. Party A shall cooperate with Party B in its inspection of Party A’s manufacturing, operating and financial activities and utilization of the loans herein. Party A shall not try to evade its repayment obligations owing to Party B by means of withdrawing capital it has injected, transferring assets or entering into related-party transactions. Further, Party A shall not attempt to obtain loans or credit facilities from Party B by using dummy contracts with its related parties or by pledging such rights as notes receivable or accounts receivable without actual underlying transactions or by applying to Party B for discounting the same;

(5)	Party A shall comply with the regulations relating to environmental protection, if the loans hereunder shall be utilized for manufacturing or project construction;

(6)
Without Party B’s consent, Party A shall not mortgage or pledge any assets acquired by utilizing the loans hereunder for the benefit of a third party before full repayment of the principal and interest accrued thereon;

(7)
If Party A qualifies as a group customer, it shall promptly report to Party B any related-party transactions involving more than 10% of Party A’s net assets, including (1) the relationship between parties to such transaction; (2) the transaction and its nature ; (3) the transaction amount or the relevant ratio; and (4) pricing policy (also applicable to the transactions with no price or merely nominal price);

(8)
If the loans available hereunder are for fixed assets or project financing, Party A shall ensure that the proposed projects have been approved by the competent governmental authorities, there be nothing in violation of laws or regulations, the capital or other funds available be fully put in place in accordance with the timetable and proportion as provided, and the project milestones be achieved as scheduled.

9.	PARTY B’S RIGHTS AND OBLIGATIONS

9.1
Party B is entitled to request Party A to repay the principal, interest accrued thereon and expenses when due. Party B may exercise any other rights hereunder and demand Party A to perform any other obligations hereunder.

9.2	Party B shall advance the loans as provided herein unless the delay in advancing the loan is caused by any reason attributable to Party A or any other reason that can not be attributed to Party B.

9.3
Party B shall keep confidential the relevant financial documents and manufacturing and operating trade secrets furnished by Party A, except otherwise provided by the laws, regulations and rules, or required by the competent authorities, or agreed between the parties hereto.

9.4	Party B shall not bribe Party A or its employees, nor request any bribe or accept any bribe offered by Party A.

9.5	Party B shall not engage in any activity which is dishonest or will be detrimental to Party A’s lawful interest.

10.	DEFAULT AND REMEDY

10.1	Event of Default by Party B and Liabilities

(1)	If Party B does not advance any loan as provided herein without justifiable reason, Party A may request Party B to advance such loan in accordance with the Contract.

(2)	If Party B charges any interest or fee which is prohibited by the laws or regulations, Party A may request Party B to refund such interest or fee charged.

10.2	Event of Default by Party A

The events of default by Party A shall include:

(1)	Party A breaches any statutory obligation or any contractual obligation hereunder; and

(2)	Party A has repudiated its obligations hereunder expressly or by its conduct.

10.3	Events that may Adversely Impact Creditor’s Rights

(1)	the occurrence of any of the following events which Party B believes may adversely impact its creditor’s rights:

contracting, trustee(receiver) appointed, lease, shareholding restructuring, decrease of its registered capital, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or  subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, significant penalty imposed by competent authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer being unable to perform their duties;

(2)	the occurrence of any of the following events which Party B believes may adversely impact its creditor’s rights:

Party A fails to repay any other due debts, including such debts owed to any other branch or organization of China Construction Bank or to any other third party; Party A transfers assets at a low price or for free; Party A relieves or waives any debt of a third party; Party A fails to exercise its creditor’s rights or any other rights; or Party A provides security for a third party;

(3)
Party A’s shareholder manipulates the independence status of Party A as a legal person or the limited liability status of the shareholder in order to evade debts, and Party B believes this manipulation may adversely impact its creditor’s rights;

(4)	any of the conditions precedent to advance loans has not been satisfied continuously;

(5)	the occurrence of any of the following events upon the guarantor which Party B believes may adversely impact its creditor’s rights:

(i)	the guarantor breaches any provision of the guarantee contract, or any of the representations and warranties it has made proves to be false, wrong or incomplete;

(ii)
contracting, trustee(receiver) appointed, lease, shareholding restructuring, decrease of its registered capital, investment, joint operation, mergers and acquisitions, acquisition and restructuring, division, joint venture, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, significant penalty imposed by competent authorities, cancellation of registration, revocation of business license, involvement in material legal proceedings, severe deterioration in operation and financial condition, legal representative/principal officer’s inability to perform their duties, which may adversely impact its capability as a guarantor;

(iii)	other events in which the guarantor has lost or may lose its capability as a guarantor;

(6)	the occurrence of any of the following events in relation to the mortgage or pledge which Party B believes may adversely impact its creditor’s rights:

(i)
the mortgaged or pledged property is damaged, destroyed or its value is reduced as a result of a third-party’s action, or of requisition, confiscation, eminent domain revocation or redevelopment and relocation by the government, or of market change or any other reason;

(ii)
the mortgaged or pledged property has been seized, impounded, frozen, transferred, put on lien, sold by auction or subject to custody of authorities, or a dispute has arisen over the ownership of the mortgaged or pledged property;

(iii)	the mortgagor or pledgor breaches any provision of the mortgage/pledge contract, or any of the representations and warranties it has made proves to be false, wrong or incomplete;

(iv)	other events that may endanger Party B’s rights in relation to the mortgage or pledge;

(7)
the security is not effected, becomes ineffective, invalid, or is rescinded or terminated, or the security provider defaults or repudiates its obligations expressly or by conduct, or the security provider has lost its capability to perform its obligations as a security provider in whole or in part, or the value of the collateral decreases, which Party B believes may adversely impact its creditor’s rights; or

(8)	other events which Party B believes may adversely impact its creditor’s rights.

10.4	Party B’s Remedies

Upon occurrence of any event under Article 10.2 or 10.3, Party B may exercise one or more of the following rights:

(1)	to stop advancing the loans;

(2)	to declare all the loans immediately due and payable, and request Party A to repay immediately all the due and undue principal, interest and fees;

(3)	to adjust correspondingly, cancel or terminate Party A’s Credit Facility, or to adjust the Availability Period;

(4)
if Party A utilizes any part of the loans for any purpose other than as provided herein, interest on the misappropriated  amount shall be calculated and compounded for the period from the date of the misappropriation to the date when all the principal and interest have been fully paid in accordance with the relevant default interest rate and the interest settlement method as provided herein;

(5)
if any principal is overdue,  the interest on such principal and on any overdue interest (including whole or part of the principal and interest which has been accelerated), shall be calculated and compounded for the period from the date such loan becomes overdue to the date when all the principal and interest have been fully paid, in accordance with the relevant default interest rate and the interest settlement method as provided herein;

“Overdue” herein means that Party A fails to repay the loans on the repayment date or, in case of repayment in installments, fails to repay the relevant loans in accordance with the repayment schedule as provided herein.

Before any principal is overdue, the overdue interest shall be compounded in accordance with the interest rate and the interest settlement method as provided herein;

(6)	other remedies, including but not limited to:

(i)	to debit Party A’s accounts at China Construction Bank in RMB or other currencies with corresponding amount without prior notice to Party A;

(ii)	to request Party A to provide new security satisfactory to Party B for the debts of Party A hereunder;

(iii)	to terminate the Contract.

11.	MISCELLANEOUS

11.1	Cost Allocation

Unless otherwise agreed by the parties, the expenses in association with the legal service, insurance, valuation/appraisal, registration, custody, authentication and notarization arising in connection with the Contract or the security relating to the Contract shall be borne by Party A.

All the expenses incurred by Party B regarding realization of its creditor’s rights, such as court fees, arbitration fees, property preservation fees, travel expenses, enforcement expenses, valuation/appraisal fees, auction fees, notary fees, service fees, public announcement costs, attorney’s fees, etc, shall be borne by Party A.

11.2	Use of Party A’s Information

Party A agrees that Party B is entitled to inquire about Party A’s creditworthiness with the Credit Database or relevant authorities established or approved by the People’s Bank of China and the Credit Reference Agency, and that Party B is entitled to provide Party A’s information to such Credit Database.  Party A further agrees that Party B may reasonably use and disclose Party A’s information for business purpose.

11.3	Collection by Public Announcement

In the event that Party A fails to repay on time any principal or interest or breaches any other contractual obligations hereunder, Party B is entitled to report to relevant authorities and demand repayments by means of public announcement via press.

11.4	Party B’s Record as Evidence

Unless there is reliable and definitive evidence to the contrary, Party B’s internal records of principal, interest, expenses and repayment, the receipts, vouchers made or retained by Party B during the course of drawdown, repayment and interest payment, and records and vouchers relating to the collections by Party B shall constitute valid evidence of the creditor-debtor relationship between the two parties. Party A shall not raise any objection merely because the above records, receipts, vouchers are made or retained by Party B.

11.5	No Waiver

Party B’s rights hereunder shall not prejudice or exclude any other rights Party B is entitled to under applicable laws, regulations and other contracts.  No forbearance, extension of time limit, preferential treatment or delay in exercising any right hereunder shall be deemed to constitute a waiver of rights and interest hereunder or permit or recognition of any breach of the Contract.  Nor shall it restrict, prevent or interfere with the continuous exercise of such right at a later time or any other right, nor shall the foregoing cause Party B to be liable in any way to the Borrower.

11.6
If Party A owes Party B any other due and payable debts in addition to the debts hereunder, Party B may debit any of Party A’s account at China Construction Bank in RMB or other currencies and may choose to repay any of the due and payable debts in the order it deems appropriate. Party A agrees not to raise any objection with respect thereto.

11.7
In the event of any change to its address or other contact information, Party A shall promptly notify Party B of such change in writing.  Party A shall be liable for any loss caused by its failure of giving prompt notice of such change.

11.8
The applications for drawdown, the drawdown notifications, other vouchers and any other legal documents which underlie the creditor-debtor relationship hereunder shall constitute integral parts of the Contract.

11.9	Direct Debit Right

Party B is entitled to debit, without prior notice to Party A, any account of Party A at China Construction Bank in RMB or other currencies to pay all amounts payable under the Contract. Party A shall assist Party B to complete any procedures for foreign exchange settlement or sale, and Party A shall bear the risk of exchange rate fluctuation.

11.10	Dispute Resolution

After signing of this Contract, the Parties will go to the Notary Public to execute an enforceable letter of execution. If Party A fails to repay the principal, interest and relevant expenses within the period agreed, Party A agrees that Party B may apply for execution to the People’s Court with the Notarized letter of execution. No matter whatever assets as the enforced subject is involved, Party A agrees that Party B may enforce the execution and waive any defense rights.

If the dispute arises from cause other than the foregoing execution letter, such dispute shall be submitted to the People’s court within the jurisdiction where Party B is located.

The provisions hereunder not subject to the dispute shall remain enforceable during the process of litigation.

11.11	Effectiveness of the Contract

The Contract shall become effective upon:

(i)	execution by the legal representative/(principal officer) or authorized representative of Party A and the Contract being affixed with the company chop of Party A; and

(ii)	execution by the principal officer or authorized representative of Party B and the Contract being affixed with the company chop of Party B.

11.12	The Contract shall be executed in six (6) counterparts.

11.13	Other Provisions agreed herein

Notwithstanding any deficiency from the terms elsewhere in this Contract, such terms will be amended as and governed by the terms as follows:

(1)	Article 1 shall be amended as follows:

a.	add “and Foreign Currency loans” after “RMB loans” in the first sentence of the second paragraph;

b.	add “if Party A apply for RMB loans” at the end of the second sentence;

c.	add as the last paragraph as follows:

“Upon Party A’s choice, Party A may utilize the Credit Facility for working capital loans or import & export trade financing.”

(2)	In Article 3.1 change “The parties shall undergo relevant procedures” to “the parties shall undergo relevant procedures according to provisions of Article 6 herein;

(3)	The first sentence of Article 4.1 is amended read to as follows:

The interest rate on each loan hereunder shall be an annual rate: (1) in terms of individual RMB Loans the annual interest rate shall be 10 % below (the “Floating Percentage”) of the Base Rate; (2) in terms of foreign currency loans, the first drawdown before Sept. 30, 2009 in the principal of USD 10,000,000 will apply the interest rate LIBOR plus 50 basis points; or (3) for the part of foreign currency loan beyond USD 10,000,000 or drawdown after Sept. 30, 2009, the interest rate will be the rate mutually agreed by the parties when Party A applies for advance; (“Loan Interest Rate”)

(4)	Amend Article 4.3 as follows:

Add “If Party A plans to draw RMB Loan,” in the beginning of the first sentence; and add the following after the last sentence: “ If Party A draw USD Loans, the first drawdown will apply Loan Interest Rate provided in the Article 4.1 herein and the Default Interest Rate provided in Article 4.2 herein. Other drawdowns of USD within the Credit Facility shall apply the Loan Interest Rate and Default Interest Rate mutually agreed by the parties in the separate Loan Agreement when Party A apply to draw the loan”.

(5)	At the end of Article 6.2.(4) add the following words:

If the aforesaid at drawdown application conforms to the provisions of this Contract and Party B’s loan policy, Party B is prohibited from refusing to release such drawdown;

(6)	Replace the first sentence of Article 7.5 as follows:

Party A may prepay the principal in full or in part with written notice to Party B five (5) working days in advance.

(7)	Delete the content of Article 8.2.(7);

(8)	Delete the wording “or any other reason that can not be attributed to Party B” in Article 9.2.

(9)	Amend Article 10.3 as follows:

a. The content of (1) shall be replaced as follows:

“The occurrence of any of the following events which Party B believes may adversely impact its creditor’s rights:

trustee(receiver) appointed, shareholding restructuring, decrease of its registered capital, restructuring, division, applying for (or subject to an application for) temporary cessation of operation or dissolution, revocation, applying for (or  subject to an application for) bankruptcy, change of controlling shareholders/actual controllers, transfer of material assets, suspension of production or operation, cancellation of registration, revocation of business license;

b.
In (2) the wording “Party A transfers assets at a low price or for free” changes to “ Party A transfers mortgaged assets at a low price or for free; and delete the wording “Party A relieves or waives any debt of a third party;”

c.	Delete the content of (5); and

d.	Delete the wording “or of market change or any other reason” in (6)

(10)	Delete the wording “the expenses in association with the legal service” in Article 11.1.

12.	REPRESENTATION

12.1	Party A clearly understands the business scope and authorization limit of Party B.

12.2	Party A has read the Contract. Party B, at Party A’s request, has explained the terms of the Contract, and Party A fully understands their meanings and corresponding legal consequences.

12.3
The execution and performance of the Contract by Party A is in compliance with laws, administrative regulations, rules and Party A’s articles of association (or its other internal constitutional documents) and has been approved by its internal competent organization and/or the competent governmental authorities.

IN WITNESS whereof the Contract has been executed on the date set out at the beginning of the Contract by:

Party A
By the legal representative (principal officer) or authorized representative:
Signature: /s/ Daniel J. Weber
Date: August 17, 2009

Party B
By the principal officer or authorized representative:
Signature: /s/ Yinghong Yu
Date: August 17, 2009.

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